As filed with the Securities and Exchange Commission on July 18, 1997


                                                    Registration No. __________


                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.  20549
                                  __________
                                   Form S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                              __________________
                             FLANDERS CORPORATION
                (Previously known as Elite Acquisitions, Inc.)
            (Exact name of registrant as specified in its charter)


    NORTH CAROLINA                                            13-3368271
       (State of                                           (I.R.S. Employer
    incorporation)                                      Identification Number)


                           531 Flanders Filters Road
                       Washington, North Carolina 27889
                                (919) 946-8081

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                    ___________________________________________

              Flanders Corporation 1996 Long-Term Incentive Plan
                Flanders Corporation 1996 Director Option Plan
 1995 and 1996 Employee Stock Grants pursuant to Written Employment Agreements

                           (Full title of the plans)

                  ___________________________________________


                            WILLIAM C. GIBBS, ESQ.
                            Snell & Wilmer, L.L.P.
                         111 East Broadway, Suite 900
                          Salt Lake City, Utah  84111
                                (801) 237-1900

      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                   ________________________________________


        Approximate date of proposed commencement of sales: As soon as practicable after this Registration Statement becomes effective.


                        CALCULATION OF REGISTRATION FEE


Title of Securities              Amount to be        Proposed Maximum              Proposed Maximum             Amount of
to be Registered                Registered<F1>  Offering Price per Share<F2>  Aggregate Offering Price<F2>  Registration Fee

Common Stock, $.001 par value:

1996 Long-Term Incentive Plan    2,000,000                $7.03                      $14,060,000               $ 4,260.61
1996 Director Option Plan          500,000                $7.03                      $ 3,515,000               $ 1,065.15
1995 and 1996 Employee
    Stock Grants                 6,300,000                $7.03                      $44,289,000               $13,420.91
                                                                                                               $18,746.67


<F1>
    This Registration Statement shall also cover any additional shares of common stock which become issuable under the 1996 Long-Term Incentive Plan, 1996 Director Option Plan and 1995 and 1996 Employee Stock Grants by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of common stock.
<F2>
    Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the bid and asked prices per share of common stock of Flanders Corporation on July 11, 1997, as reported by the NASDAQ National Market System.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    The documents containing the information specified in Part I, Items 1 and 2, will be delivered to employees in accordance with Form S-8 and Rule 428 of the Securities Act of 1933, as amended (the "Securities Act").


                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Certain Documents by Reference

    Flanders Corporation (the "Registrant") has filed the following documents with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 ("Exchange Act") and hereby incorporates such documents by reference into this Registration Statement: (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; and (c) a Description of Capital Stock contained in the Registrant's registration statement on Form 8-A, including all amendments or reports filed for the purpose of updating such description.

    All other documents and reports filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities to be offered pursuant hereto have been sold or which deregisters such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.        Description of Securities

    Not applicable.

Item 5.        Interests of Named Experts and Counsel

    Not applicable.

Item 6.        Indemnification of Officers and Directors

    The law of North Carolina permits extensive indemnification of present and former directors, officers, employees or agents of a North Carolina company, whether or not authority for such indemnification is contained in the indemnifying company's articles of incorporation or bylaws. Specific authority for indemnification of present and former directors and officers, under certain circumstances, is contained in the Company's Bylaws. Under North Carolina law, before a company can provide indemnification, the company must find that the director, officer, employee or agent conducted himself in good faith and in a manner he reasonably believed, in the case of conduct in his official capacity with the company, was in the best interest of the company and, in all other cases, was at least not opposed to the company's best interest, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Statutory indemnification is permissive, except in the event of a successful defense, in which case, unless limited by the articles of incorporation, when a director, officer, employee or agent must be indemnified against reasonable expenses incurred by him in connection therewith. Indemnification is permitted with respect to expenses, judgments, fines, and amounts paid in settlement by such persons.

    The Company's Bylaws provide that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company), by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interest of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    The Company's Bylaws also provide that a corporation may indemnify any director or officer of the Company who was or is a party or is threatened to be made a party to any proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of another corporation or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Company. No indemnification shall be made in respect of any claim or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court in which the action is brought determines that in view of all circumstances such person is fairly and reasonably entitled to indemnification for expenses which the court deems proper.

    The Company's Bylaws also provide that an authorized representative of the Company who neither was or is a director or officer of the Company may, to the extent that he is successful on the merits and defense of any action, be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith. A determination of whether indemnification is proper shall be made by the Board by a majority vote of a quorum consisting of disinterested directors or, if such a quorum is not obtainable or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders. The Company may advance expenses (including attorneys' fees) upon receipt of an undertaking by or on behalf of an authorized representative to repay such amount unless it is determined that he is entitled to be indemnified.

Item 7.        Exemption from Registration

    Not applicable.

Item 8.        Exhibits

    Exhibit No.         Description

         5.1            Opinion of Snell & Wilmer, L.L.P.

        23.1            Consent of McGladrey & Pullen, L.L.P.

        23.2 Consent of Snell & Wilmer, L.L.P. (included in the opinion filed as Exhibit 5.1)

        24 Power of Attorney (reference is made to page 4 of this Registration Statement)

        99.1 Flanders Corporation Long-Term Incentive Plan, filed with the December 31, 1995 Form 10-K, incorporated herein by reference.

        99.2 Flanders Corporation 1996 Director Option Plan, filed with the December 31, 1995 Form 10-K, incorporated herein by reference.

        99.3 Employment Agreement between Elite Acquisitions, Inc., Flanders Filters, Inc. and Steven K. Clark, filed with the December 31, 1995 Form 10-K, incorporated herein by reference.

        99.4 Amendment to Employment Agreement between Elite Acquisitions, Inc., Flanders Filters, Inc. and Steven K. Clark, filed with Form S-1, filed October 21, 1996 (Reg. No. 333-14655), incorporated herein by reference.

        99.5 Employment Agreement between Elite Acquisitions, Inc., Flanders Filters, Inc. and Robert Amerson, filed with the December 31, 1995 Form 10-K, incorporated herein by reference.

        99.6 Amendment to Employment Agreement between Elite Acquisitions, Inc., Flanders Filters, Inc. and Robert
                        R. Amerson, filed with Form S-1, filed October 21, 1996 (Reg. No. 333-14655), incorporated herein by reference.

        99.7            Stock Option Agreement between Elite Acquisitions, Inc.
                        and Robert R. Amerson, filed with the Form 10-K dated December 31, 1995, incorporated herein by reference.

        99.8            Stock Option Agreement between Elite Acquisitions, Inc.
                        and Steven K. Clark, filed with the Form 10-K dated December 31, 1995, incorporated herein by reference.

        99.9 Stock Option Agreement between Flanders Corporation and Steven K. Clark dated February 22, 1996.

        99.10 Stock Option Agreement between Flanders Corporation and Robert R. Amerson dated February 22, 1996.

        99.11 Stock Option Agreement between Flanders Corporation and Steven K. Clark dated June 3, 1996.

        99.12 Stock Option Agreement between Flanders Corporation and Robert R. Amerson dated June 3, 1996.

Item 9.        Undertakings

    The undersigned Registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

        (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

        (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

    Provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

    2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    4. If the registrant is a foreign private issuer, to file a post-effective amendment to this Registration Statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

    5. For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    6. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, State of North Carolina, on the 18th day of July, 1997.

                                        FLANDERS CORPORATION



                                        By: /s/ Robert R. Amerson
                                        Robert R. Amerson
                                        Chief Executive Officer

    KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Steven K. Clark, his attorney-in-fact, to sign any documents to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all the said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    Signature                       Title                              Date


/s/ Robert R. Amerson               President, Chief
_____________________________       Executive Officer              July 18, 1997
    Robert R. Amerson


/s/ Steven K. Clark                 Chief Financial Officer and
_____________________________       Chief Accounting Officer       July 18, 1997
    Steven K. Clark


/s/ Thomas T. Allan
_____________________________       Chairman of the Board          July 18, 1997
    Thomas T. Allan


/s/ Gustavo Hernandez               Director, Vice President       July 18, 1997
_____________________________       of Operations
    Gustavo Hernandez


/s/ William M. Claytor
_____________________________       Director                       July 18, 1997
    William M. Claytor




/s/ William H. Clark
_____________________________       Director                       July 18, 1997
    William H. Clark



/s/ Steven K. Clark
_____________________________                                      July 18, 1997
    Steven K. Clark
    Attorney-in-fact

                                  EXHIBIT 5.1

                       OPINION OF SNELL & WILMER, L.L.P.

[Snell & Wilmer, L.L.P. Letterhead]

                                        July 18, 1997



FLANDERS CORPORATION
531 Flanders Filters Road
Washington, NC 27889

Ladies and Gentlemen:

        Reference is made to your proposed registration and offering of 8,800,000 shares of common stock of Flanders Corporation, as contemplated by the Registration Statement (the "Registration Statement") on Form S-8 filed by you on July 18, 1997, with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by your officers and representatives, and other documents, as we have deemed necessary or advisable for the purposes of rendering the opinions set forth herein.

        Based on the foregoing, it is our opinion that after the Registration Statement shall have become effective and the shares shall have been issued and delivered as described therein, such shares of common stock will be validly issued, fully paid and non-assessable.

        Consent is hereby given to the use of this opinion as part of the Registration Statement referred to above and to the use of our name wherever it appears in said Registration Statement and the related prospectus.



                                    Very truly yours,

                                    SNELL & WILMER, L.L.P.

                                 EXHIBIT 23.1

                     CONSENT OF MCGLADREY & PULLEN, L.L.P.

                        [McGladrey & Pullen Letterhead]


                         INDEPENDENT AUDITOR'S CONSENT


To the Board of Directors
Flanders Corporation
Washington, North Carolina

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and in the related Prospectus, of our report, dated February 7, 1997, except for the second paragraph of Note 8 and the first paragraph of Note 23 as to which the date is March 10, 1997, relating to the consolidated financial statements of Flanders Corporation and subsidiaries and to our report dated February 7, 1997, relating to the financial statement schedules, included in the Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.




                    /s/ McGladrey & Pullen, LLP
New Bern, North Carolina
July 18, 1997



901 College Court                                                   Worldwide
P.O. Box 15409                                                        Service
New Bern, North Carolina  28561-5409                                  Through
(919) 637-5154 FAX (919) 637-5383                           RSM International

                                 EXHIBIT 23.2

                           CONSENT OF SNELL & WILMER
                (Included in the opinion filed as Exhibit 5.1)

                                  EXHIBIT 24

                               POWER OF ATTORNEY
         (reference is made to page 4 of this Registration Statement)

                                 EXHIBIT 99.9

                            STOCK OPTION AGREEMENT
               between Flanders Corporation and Steven K. Clark
                            dated February 22, 1996

Neither this Option nor the Common Stock to be issued upon exercise hereof, has been registered under the Securities Act of 1993, as amended (the "Act"), or qualified under any state securities law (the "Law"), and this Option has been, and the Common Stock to be issued upon exercise hereof will be, acquired for investment and not with a view to, or for resale in connection with, any distribution thereof. No such sale or other disposition may be made without an effective registration statement under the Act and qualification under the law related thereto or an opinion of counsel reasonably satisfactory to Flanders Corporation and its counsel, that said registration and qualifications are not required under the Act and Law, respectively.


                             FLANDERS CORPORATION

                            STOCK OPTION AGREEMENT


     This stock option (the "Option" or the "Agreement") is being granted pursuant to certain resolutions of the Board of Directors of Flanders Corporation, dated February 22, 1996.

I.      NOTICE OF STOCK OPTION GRANT

        Optionee:
        Steven K. Clark

     You have been granted an option to purchase Common Stock of Flanders Corporation (the "Company"). This Option shall be subject to the following terms and conditions:

        Date of Grant:                          February 22, 1996
        Exercise Price Per Share:               $  2.50
        Number of Shares:                       1,000,000
        Type of Option:                         Non-Qualified
        Expiration Date:                        February 22, 2001
        Vesting Schedule:

        This Option shall vest only upon the Company reaching the following financial objectives:

    (a) The acquisition by the Company of Charcoal Services Corporation and Tri Dim Filter Corporation or companies of equivalent size, assets and revenues; or

    (b) The Company achieving $75,000,000 of annual revenues as determined by the Company's accountants.


II.    AGREEMENT

1. GRANT OF OPTION. The Company hereby grants to the Optionee named in the Notice of Stock Option Grant in Section I of this Agreement, an option (the "Option") to purchase the number of shares ("Shares") as set forth in
Section 1, at the exercise price per share set forth in Section I (the "Exercise Price"), subject to the terms and conditions set forth herein.

2.    EXERCISE OF OPTION.

    (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set forth in Section 1 and the applicable provisions of this Option Agreement. In the event of Optionee's death, disability or other termination of Optionee's employment or consulting relationship, the exercisability of the Option is governed by the applicable provisions of this Option Agreement.

    (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied, if applicable, by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by any applicable aggregate Exercise Price.

3. METHOD OF PAYMENT. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the
Optionee:

    (a)    Cash;

    (b)    Check;

    (c) In lieu of exercising this Option by delivery of cash or check, the Optionee may make a valid Option exercise by electing to receive shares equal to the value of this Option (or the portion thereof being canceled) by surrendering this Option at the principal office of the Company together with the Exercise Notice (a "Net Exercise"), in which event the Company shall transfer to the Optionee a number of Shares computed using the following formula:

             Y (A-B)
        X = ---------
                A

Where   X   =   the number of Option Shares to be issued to such Optionee.

        Y   =   the number of Option Shares purchasable by such Optionee
                under this Option Agreement the rights to which are surrendered pursuant to the Net Exercise.

        A   =   the Fair Market Value of one Option Share (as determined by the average bid and ask price per share of Company Stock as quoted on the OTC Bulletin Board or other national exchange upon which the Company's stock is quoted).

        B   =   the Exercise Price (as adjusted to the date of such
                calculation).

4.    REGISTRATION UNDER THE SECURITIES ACT.

    (a) Piggy-Back Rights. If at any time the Company shall propose to file with the Securities and Exchange Commission (the "Commission") on behalf of the Company or any other stockholder a registration statement under the Securities Act, with respect to any class of security (as defined in Section 3(a)(10) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a registration statement approved by the Board of Directors on Form S-4 or S-8, or such amended or alternative form for Form S-4 or S-8 as the Commission may from time to time require, the Company shall in each case timely notify the Optionee and include in such registration statement any or all of the Option Shares as the Optionee may request within twenty (20) days after the Company's giving of such notice, subject to the conditions set forth herein.

    (b) Demand Rights. Provided that the Company is eligible to file a registration statement on Form S-3, if at any time after the date of this Agreement the Company shall receive from the Optionee a written request that the Company effect a registration on Form S-3 to permit the sale or disposition of the Shares, the Company shall file a registration statement on Form S-3 as expeditiously as possible covering the Shares.

    (c) Duties of Company. In connection with the preparation and filing of a registration statement, the Company agrees to (i) use its best efforts to cause such registration statement to become and remain effective; (ii) furnish to the Optionee such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as Optionee may reasonably request in order to facilitate the disposition of the Shares; and (iii) use its best efforts to register and qualify the shares in such jurisdictions as shall be identified by the Optionee for the distribution of the securities covered by the registration statement.

    (d) Indemnification by Optionee. To the extent permitted by law, Optionee will indemnify and hold harmless the Company, and its directors, officers, employees, agents and representatives, as well as its controlling persons (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, or expenses, including without limitation, attorneys' fees and disbursements, which arise out of or are based upon any violation by Optionee of the Securities Act, or any rule or regulation promulgated thereunder applicable to Optionee or arise out of or are based upon any untrue statement of any material fact contained in the registration statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission, or alleged omission was made in such registration statement in reliance upon and in conformity with information furnished by Optionee in writing expressly for use in connection with such registration statement.

    (e) Indemnification by Company. To the extent permitted by law, the Company will indemnify and hold harmless Optionee against any losses, claims, damages, liabilities, or expenses, including without limitation attorneys' fees and disbursements, to which Optionee may become subject under the Securities Act to the extent that such losses, claims, damages or liabilities arise out of or are based upon any violation by the Company of the Securities Act, or any rule or regulation promulgated thereunder applicable to the Company, or arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the registration statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with such registration statement; provided, however, that the indemnity agreement contained in this paragraph shall not apply to any loss, damage or liability to the extent that same arises out of or is based upon an untrue statement or omission made in connection with such registration statement in reliance upon and in conformity with information furnished in writing expressly for use in connection with such registration statement by Optionee.

    (f) Undertaking by Optionee. Optionee undertakes to comply with all applicable laws governing the distribution of securities in connection with Optionee's sale of the Shares, and to notify the Company of any changes in Optionee's plan of distribution so that the Company can sticker or amend the registration statement as the Company deems appropriate in its sole discretion.

5. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

6. TERM OF OPTION. This Option shall be exercised within five (5) years from the date hereof, and may be exercised during such term only in accordance with the terms of this Option Agreement.

7. TERMINATION OF OPTION. The Option shall terminate under the following circumstances:

    (a)    The Option shall terminate on the Expiration Date;

    (b) The Option shall terminate three months after the Optionee's termination of employment;

    (c) If the Optionee dies before the Option terminates pursuant to paragraph 6(a) or 6(b), above, the Option shall terminate on the earlier of
(i) the date on which the Option would have lapsed had the Optionee lived and had his employment status (i.e., whether the Participant was employed by the Company on the date of his death or had previously terminated employment) remained unchanged; or (ii) 15 months after the date of the Optionee's death. Upon the Optionee's death, any exercisable Options may be exercised by the Optionee's legal representative or representatives, by the person or persons entitled to do so under the Optionee's last will and testament, or, if the Optionee shall fail to make testamentary disposition of the Option or shall die intestate, by the person or persons entitled to receive said Option under the applicable laws of descent and distribution.

8.    DILUTION PROTECTION.


    (a) In the event the Company shall (i) declare a dividend on its Common Stock in shares of Common Stock or make a distribution in shares of Common Stock, (ii) declare a stock split or reverse stock split of its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities (including any such reclassification in connection with a consolidation or merger in which the Company or any of its subsidiaries is the continuing corporation), then the number of shares of Common Stock of the Company, deliverable to Optionee hereunder and the Exercise Price related thereto shall be adjusted so that the Optionee shall be entitled to receive the kind and number of shares of Common Stock of the Company which the Optionee has the right to receive, upon the happening of any of the events described above, with respect to the shares of the Company Stock which were otherwise deliverable pursuant hereto. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event;

    (b) Whenever the number of Shares or the Exercise Price of this Option is adjusted pursuant to this paragraph, the Company shall promptly mail by first class mail, postage prepaid, to Optionee, notice of such adjustment or adjustments.

9. AVAILABILITY OF COMPANY STOCK. The Company hereby agrees and covenants that at all times during the Exercise Period it shall reserve for issuance a sufficient number of shares of Common Stock as would be required upon full exercise of the rights represented by this Agreement.

10. NO RIGHT TO EMPLOYMENT. Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate the Optionee's employment at any time, nor confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary.

11. TAX CONSEQUENCES. Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

    (a) Exercising the Option. The Optionee may incur regular federal income tax liability upon exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

    (b) Disposition of Shares. If the Optionee holds Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

12. GOVERNING LAW. This Agreement is governed by the laws of the State of North Carolina.

    IN WITNESS WHEREOF, this Agreement is executed this 22nd day of February, 1996.

                                        FLANDERS CORPORATION

                                              /s/ Robert R. Amerson
                                        By: ___________________________________

                                        OPTIONEE:

                                              /s/ Steven K. Clark
                                        By: ___________________________________

                                   EXHIBIT A

                             FLANDERS CORPORATION

                                EXERCISE NOTICE

Flanders Corporation
531 Flanders Filters Road
Washington, North Carolina  27889


    1.    EXERCISE OF OPTION.  Effective as of today, __________________,
199__, the undersigned ("Purchaser") hereby elects to purchase ____ shares (the "Shares") of the Common Stock of Flanders Corporation (the "Company") under and pursuant to the Stock Option Agreement dated February 22, 1996 (the "Option Agreement"). The purchase price for the Shares shall be as set forth in the Option Agreement, as adjusted.

    2. DELIVERY OF PAYMENT. Purchaser herewith delivers to the Company the full purchase price for the Shares (either in cash, check or through a Net Exercise as defined in the Option Agreement).

    3. REPRESENTATIONS OF PURCHASER. Purchaser acknowledges that Purchaser has received, read and understood the Option Agreement and agrees to abide by and be bound by its terms and conditions.

    4. RIGHTS AS SHAREHOLDER. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duty authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option.

    5. TAX CONSULTATION. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

    6. ENTIRE AGREEMENT. The Option Agreement is incorporated herein by reference. This Exercise Notice and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof.

Submitted by:                               Accepted By:

OPTIONEE:                                   FLANDERS CORPORATION


________________________________        By: ____________________________
Signature


________________________________        Its: _____________________________
Print Name


Address:


________________________________

                                 EXHIBIT 99.10

                            STOCK OPTION AGREEMENT
              between Flanders Corporation and Robert R. Amerson
                            dated February 22, 1996

Neither this Option nor the Common Stock to be issued upon exercise hereof, has been registered under the Securities Act of 1993, as amended (the "Act"), or qualified under any state securities law (the "Law"), and this Option has been, and the Common Stock to be issued upon exercise hereof will be, acquired for investment and not with a view to, or for resale in connection with, any distribution thereof. No such sale or other disposition may be made without an effective registration statement under the Act and qualification under the law related thereto or an opinion of counsel reasonably satisfactory to Flanders Corporation and its counsel, that said registration and qualifications are not required under the Act and Law, respectively.

                             FLANDERS CORPORATION

                            STOCK OPTION AGREEMENT


     This stock option (the "Option" or the "Agreement") is being granted pursuant to certain resolutions of the Board of Directors of Flanders Corporation, dated February 22, 1996.

I.    NOTICE OF STOCK OPTION GRANT

    Optionee:
    Robert R. Amerson

     You have been granted an option to purchase Common Stock of Flanders Corporation (the "Company"). This Option shall be subject to the following terms and conditions:

    Date of Grant:                  February 22, 1996
    Exercise Price Per Share:       $  2.50
    Number of Shares:               1,000,000
    Type of Option:                 Non-Qualified
    Expiration Date:                February 22, 2001
    Vesting Schedule:

     This Option shall vest only upon the Company reaching the following financial objectives:

    (a) The acquisition by the Company of Charcoal Services Corporation and Tri Dim Filter Corporation or companies of equivalent size, assets and revenues; or


    (b) The Company achieving $75,000,000 of annual revenues as determined by the Company's accountants.

II. AGREEMENT

1. GRANT OF OPTION. The Company hereby grants to the Optionee named in the Notice of Stock Option Grant in Section I of this Agreement, an option (the "Option") to purchase the number of shares ("Shares") as set forth in
Section 1, at the exercise price per share set forth in Section I (the "Exercise Price"), subject to the terms and conditions set forth herein.

2.  EXERCISE OF OPTION.

    (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set forth in Section 1 and the applicable provisions of this Option Agreement. In the event of Optionee's death, disability or other termination of Optionee's employment or consulting relationship, the exercisability of the Option is governed by the applicable provisions of this Option Agreement.

    (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied, if applicable, by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by any applicable aggregate Exercise Price.

3. METHOD OF PAYMENT. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the
Optionee:

    (a)    Cash;

    (b)    Check;

    (c) In lieu of exercising this Option by delivery of cash or check, the Optionee may make a valid Option exercise by electing to receive shares equal to the value of this Option (or the portion thereof being canceled) by surrendering this Option at the principal office of the Company together with the Exercise Notice (a "Net Exercise"), in which event the Company shall transfer to the Optionee a number of Shares computed using the following formula:

             Y (A-B)
        X = ---------
                A

Where   X   =   the number of Option Shares to be issued to such Optionee.

        Y   =   the number of Option Shares purchasable by such Optionee
                under this Option Agreement the rights to which are surrendered pursuant to the Net Exercise.

        A   =   the Fair Market Value of one Option Share (as determined by the average bid and ask price per share of Company Stock as quoted on the OTC Bulletin Board or other national exchange upon which the Company's stock is quoted).

        B   =   the Exercise Price (as adjusted to the date of such
                calculation).

4.  REGISTRATION UNDER THE SECURITIES ACT.

    (a) Piggy-Back Rights. If at any time the Company shall propose to file with the Securities and Exchange Commission (the "Commission") on behalf of the Company or any other stockholder a registration statement under the Securities Act, with respect to any class of security (as defined in Section 3(a)(10) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a registration statement approved by the Board of Directors on Form S-4 or S-8, or such amended or alternative form for Form S-4 or S-8 as the Commission may from time to time require, the Company shall in each case timely notify the Optionee and include in such registration statement any or all of the Option Shares as the Optionee may request within twenty (20) days after the Company's giving of such notice, subject to the conditions set forth herein.

    (b) Demand Rights. Provided that the Company is eligible to file a registration statement on Form S-3, if at any time after the date of this Agreement the Company shall receive from the Optionee a written request that the Company effect a registration on Form S-3 to permit the sale or disposition of the Shares, the Company shall file a registration statement on Form S-3 as expeditiously as possible covering the Shares.

    (c) Duties of Company. In connection with the preparation and filing of a registration statement, the Company agrees to (i) use its best efforts to cause such registration statement to become and remain effective; (ii) furnish to the Optionee such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as Optionee may reasonably request in order to facilitate the disposition of the Shares; and (iii) use its best efforts to register and qualify the shares in such jurisdictions as shall be identified by the Optionee for the distribution of the securities covered by the registration statement.

    (d) Indemnification by Optionee. To the extent permitted by law, Optionee will indemnify and hold harmless the Company, and its directors, officers, employees, agents and representatives, as well as its controlling persons (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, or expenses, including without limitation, attorneys' fees and disbursements, which arise out of or are based upon any violation by Optionee of the Securities Act, or any rule or regulation promulgated thereunder applicable to Optionee or arise out of or are based upon any untrue statement of any material fact contained in the registration statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission, or alleged omission was made in such registration statement in reliance upon and in conformity with information furnished by Optionee in writing expressly for use in connection with such registration statement.

    (e) Indemnification by Company. To the extent permitted by law, the Company will indemnify and hold harmless Optionee against any losses, claims, damages, liabilities, or expenses, including without limitation attorneys' fees and disbursements, to which Optionee may become subject under the Securities Act to the extent that such losses, claims, damages or liabilities arise out of or are based upon any violation by the Company of the Securities Act, or any rule or regulation promulgated thereunder applicable to the Company, or arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the registration statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with such registration statement; provided, however, that the indemnity agreement contained in this paragraph shall not apply to any loss, damage or liability to the extent that same arises out of or is based upon an untrue statement or omission made in connection with such registration statement in reliance upon and in conformity with information furnished in writing expressly for use in connection with such registration statement by Optionee.

    (f) Undertaking by Optionee. Optionee undertakes to comply with all applicable laws governing the distribution of securities in connection with Optionee's sale of the Shares, and to notify the Company of any changes in Optionee's plan of distribution so that the Company can sticker or amend the registration statement as the Company deems appropriate in its sole discretion.

5. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

6. TERM OF OPTION. This Option shall be exercised within five (5) years from the date hereof, and may be exercised during such term only in accordance with the terms of this Option Agreement.

7. TERMINATION OF OPTION. The Option shall terminate under the following circumstances:

    (a)    The Option shall terminate on the Expiration Date;

    (b) The Option shall terminate three months after the Optionee's termination of employment;

    (c) If the Optionee dies before the Option terminates pursuant to paragraph 6(a) or 6(b), above, the Option shall terminate on the earlier of
(i) the date on which the Option would have lapsed had the Optionee lived and had his employment status (i.e., whether the Participant was employed by the Company on the date of his death or had previously terminated employment) remained unchanged; or (ii) 15 months after the date of the Optionee's death. Upon the Optionee's death, any exercisable Options may be exercised by the Optionee's legal representative or representatives, by the person or persons entitled to do so under the Optionee's last will and testament, or, if the Optionee shall fail to make testamentary disposition of the Option or shall die intestate, by the person or persons entitled to receive said Option under the applicable laws of descent and distribution.

8.  DILUTION PROTECTION.

    (a) In the event the Company shall (i) declare a dividend on its Common Stock in shares of Common Stock or make a distribution in shares of Common Stock, (ii) declare a stock split or reverse stock split of its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities
(including any such reclassification in connection with a consolidation or merger in which the Company or any of its subsidiaries is the continuing corporation), then the number of shares of Common Stock of the Company, deliverable to Optionee hereunder and the Exercise Price related thereto shall be adjusted so that the Optionee shall be entitled to receive the kind and number of shares of Common Stock of the Company which the Optionee has the right to receive, upon the happening of any of the events described above, with respect to the shares of the Company Stock which were otherwise deliverable pursuant hereto. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event;

    (b) Whenever the number of Shares or the Exercise Price of this Option is adjusted pursuant to this paragraph, the Company shall promptly mail by first class mail, postage prepaid, to Optionee, notice of such adjustment or adjustments.

9. AVAILABILITY OF COMPANY STOCK. The Company hereby agrees and covenants that at all times during the Exercise Period it shall reserve for issuance a sufficient number of shares of Common Stock as would be required upon full exercise of the rights represented by this Agreement.

10. NO RIGHT TO EMPLOYMENT. Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate the Optionee's employment at any time, nor confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary.

11. TAX CONSEQUENCES. Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

    (a) Exercising the Option. The Optionee may incur regular federal income tax liability upon exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

    (b) Disposition of Shares. If the Optionee holds Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

12. GOVERNING LAW. This Agreement is governed by the laws of the State of North Carolina.

    IN WITNESS WHEREOF, this Agreement is executed this 22nd day of February, 1996.



                                        FLANDERS CORPORATION

                                              /s/ Steven K. Clark
                                        By: ___________________________________

                                        OPTIONEE:

                                              /s/ Robert R. Amerson
                                        By: ___________________________________

                                   EXHIBIT A

                             FLANDERS CORPORATION

                                EXERCISE NOTICE


Flanders Corporation
531 Flanders Filters Road
Washington, North Carolina  27889


    1.    EXERCISE OF OPTION.  Effective as of today, __________________,
199__, the undersigned ("Purchaser") hereby elects to purchase _________ shares (the "Shares") of the Common Stock of Flanders Corporation (the "Company") under and pursuant to the Stock Option Agreement dated February 22, 1996 (the "Option Agreement"). The purchase price for the Shares shall be as set forth in the Option Agreement, as adjusted.

    2. DELIVERY OF PAYMENT. Purchaser herewith delivers to the Company the full purchase price for the Shares (either in cash, check or through a Net Exercise as defined in the Option Agreement).

    3. REPRESENTATIONS OF PURCHASER. Purchaser acknowledges that Purchaser has received, read and understood the Option Agreement and agrees to abide by and be bound by its terms and conditions.

    4. RIGHTS AS SHAREHOLDER. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duty authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option.

    5. TAX CONSULTATION. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

    6. ENTIRE AGREEMENT. The Option Agreement is incorporated herein by reference. This Exercise Notice and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof.

Submitted by:                           Accepted By:

OPTIONEE:                               FLANDERS CORPORATION


________________________________        By: ____________________________
Signature


________________________________        Its: _____________________________
Print Name


Address:


________________________________

                                 EXHIBIT 99.11

                            STOCK OPTION AGREEMENT
               between Flanders Corporation and Steven K. Clark
                              dated June 3, 1996

Neither this Option nor the Common Stock to be issued upon exercise hereof, has been registered under the Securities Act of 1993, as amended (the "Act"), or qualified under any state securities law (the "Law"), and this Option has been, and the Common Stock to be issued upon exercise hereof will be, acquired for investment and not with a view to, or for resale in connection with, any distribution thereof. No such sale or other disposition may be made without an effective registration statement under the Act and qualification under the law related thereto or an opinion of counsel reasonably satisfactory to Flanders Corporation and its counsel, that said registration and qualifications are not required under the Act and Law, respectively.


                             FLANDERS CORPORATION

                            STOCK OPTION AGREEMENT


     This stock option (the "Option" or the "Agreement") is being granted pursuant to certain resolutions of the Board of Directors of Flanders Corporation, dated June 3, 1996.

I.   NOTICE OF STOCK OPTION GRANT

    Optionee:
    Steven K. Clark

    You have been granted an option to purchase Common Stock of Flanders Corporation (the "Company"). This Option shall be subject to the following terms and conditions:

    Date of Grant:                  June 3, 1996
    Exercise Price Per Share:       $ 7.50
    Number of Shares:               1,000,000
    Type of Option:                 Non-Qualified
    Expiration Date:                June 3, 2001
    Vesting Schedule:

    This Option may be exercised, in whole or in part, subject to the terms of this Agreement, at any time after the Date of Grant and prior to the Expiration Date.

II. AGREEMENT


1. GRANT OF OPTION. The Company hereby grants to the Optionee named in the Notice of Stock Option Grant in Section I of this Agreement, an option (the "Option") to purchase the number of shares ("Shares") as set forth in
Section 1, at the exercise price per share set forth in Section I (the "Exercise Price"), subject to the terms and conditions set forth herein.

2.  EXERCISE OF OPTION.

    (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set forth in Section 1 and the applicable provisions of this Option Agreement. In the event of Optionee's death, disability or other termination of Optionee's employment or consulting relationship, the exercisability of the Option is governed by the applicable provisions of this Option Agreement.

    (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied, if applicable, by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by any applicable aggregate Exercise Price.

3. METHOD OF PAYMENT. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the
Optionee:

    (a)    Cash;

    (b)    Check;

    (c) In lieu of exercising this Option by delivery of cash or check, the Optionee may make a valid Option exercise by electing to receive shares equal to the value of this Option (or the portion thereof being canceled) by surrendering this Option at the principal office of the Company together with the Exercise Notice (a "Net Exercise"), in which event the Company shall transfer to the Optionee a number of Shares computed using the following formula:

             Y (A-B)
        X = ---------
                A

Where   X   =   the number of Option Shares to be issued to such Optionee.

        Y   =   the number of Option Shares purchasable by such Optionee
                under this Option Agreement the rights to which are surrendered pursuant to the Net Exercise.

        A   =   the Fair Market Value of one Option Share (as determined by the average bid and ask price per share of Company Stock as quoted on the OTC Bulletin Board or other national exchange upon which the Company's stock is quoted).

        B   =   the Exercise Price (as adjusted to the date of such
                calculation).

4.  REGISTRATION UNDER THE SECURITIES ACT.

    (a) Piggy-Back Rights. If at any time the Company shall propose to file with the Securities and Exchange Commission (the "Commission") on behalf of the Company or any other stockholder a registration statement under the Securities Act, with respect to any class of security (as defined in Section 3(a)(10) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a registration statement approved by the Board of Directors on Form S-4 or S-8, or such amended or alternative form for Form S-4 or S-8 as the Commission may from time to time require, the Company shall in each case timely notify the Optionee and include in such registration statement any or all of the Option Shares as the Optionee may request within twenty (20) days after the Company's giving of such notice, subject to the conditions set forth herein.

    (b) Demand Rights. Provided that the Company is eligible to file a registration statement on Form S-3, if at any time after the date of this Agreement the Company shall receive from the Optionee a written request that the Company effect a registration on Form S-3 to permit the sale or disposition of the Shares, the Company shall file a registration statement on Form S-3 as expeditiously as possible covering the Shares.

    (c) Duties of Company. In connection with the preparation and filing of a registration statement, the Company agrees to (i) use its best efforts to cause such registration statement to become and remain effective; (ii) furnish to the Optionee such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as Optionee may reasonably request in order to facilitate the disposition of the Shares; and (iii) use its best efforts to register and qualify the shares in such jurisdictions as shall be identified by the Optionee for the distribution of the securities covered by the registration statement.

    (d) Indemnification by Optionee. To the extent permitted by law, Optionee will indemnify and hold harmless the Company, and its directors, officers, employees, agents and representatives, as well as its controlling persons (within the meaning of the

Securities Act) against any losses, claims, damages, liabilities, or expenses, including without limitation, attorneys' fees and disbursements, which arise out of or are based upon any violation by Optionee of the Securities Act, or any rule or regulation promulgated thereunder applicable to Optionee or arise out of or are based upon any untrue statement of any material fact contained in the registration statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission, or alleged omission was made in such registration statement in reliance upon and in conformity with information furnished by Optionee in writing expressly for use in connection with such registration statement.

    (e) Indemnification by Company. To the extent permitted by law, the Company will indemnify and hold harmless Optionee against any losses, claims, damages, liabilities, or expenses, including without limitation attorneys' fees and disbursements, to which Optionee may become subject under the Securities Act to the extent that such losses, claims, damages or liabilities arise out of or are based upon any violation by the Company of the Securities Act, or any rule or regulation promulgated thereunder applicable to the Company, or arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the registration statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with such registration statement; provided, however, that the indemnity agreement contained in this paragraph shall not apply to any loss, damage or liability to the extent that same arises out of or is based upon an untrue statement or omission made in connection with such registration statement in reliance upon and in conformity with information furnished in writing expressly for use in connection with such registration statement by Optionee.

    (f) Undertaking by Optionee. Optionee undertakes to comply with all applicable laws governing the distribution of securities in connection with Optionee's sale of the Shares, and to notify the Company of any changes in Optionee's plan of distribution so that the Company can sticker or amend the registration statement as the Company deems appropriate in its sole discretion.

5. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

6. TERM OF OPTION. This Option shall be exercised within five (5) years from the date hereof, and may be exercised during such term only in accordance with the terms of this Option Agreement.

7. TERMINATION OF OPTION. The Option shall terminate under the following circumstances:

    (a)    The Option shall terminate on the Expiration Date;

    (b) The Option shall terminate three months after the Optionee's termination of employment;

    (c) If the Optionee dies before the Option terminates pursuant to paragraph 6(a) or 6(b), above, the Option shall terminate on the earlier of
(i) the date on which the Option would have lapsed had the Optionee lived and had his employment status (i.e., whether the Participant was employed by the Company on the date of his death or had previously terminated employment) remained unchanged; or (ii) 15 months after the date of the Optionee's death. Upon the Optionee's death, any exercisable Options may be exercised by the Optionee's legal representative or representatives, by the person or persons entitled to do so under the Optionee's last will and testament, or, if the Optionee shall fail to make testamentary disposition of the Option or shall die intestate, by the person or persons entitled to receive said Option under the applicable laws of descent and distribution.

8.  DILUTION PROTECTION.

    (a) In the event the Company shall (i) declare a dividend on its Common Stock in shares of Common Stock or make a distribution in shares of Common Stock, (ii) declare a stock split or reverse stock split of its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities (including any such reclassification in connection with a consolidation or merger in which the Company or any of its subsidiaries is the continuing corporation), then the number of shares of Common Stock of the Company, deliverable to Optionee hereunder and the Exercise Price related thereto shall be adjusted so that the Optionee shall be entitled to receive the kind and number of shares of Common Stock of the Company which the Optionee has the right to receive, upon the happening of any of the events described above, with respect to the shares of the Company Stock which were otherwise deliverable pursuant hereto. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event;

    (b) Whenever the number of Shares or the Exercise Price of this Option is adjusted pursuant to this paragraph, the Company shall promptly mail by first class mail, postage prepaid, to Optionee, notice of such adjustment or adjustments.

9. AVAILABILITY OF COMPANY STOCK. The Company hereby agrees and covenants that at all times during the Exercise Period it shall reserve for issuance a sufficient number of shares of Common Stock as would be required upon full exercise of the rights represented by this Agreement.

10. NO RIGHT TO EMPLOYMENT. Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate the Optionee's employment at any time, nor confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary.

11. TAX CONSEQUENCES. Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

    (a) Exercising the Option. The Optionee may incur regular federal income tax liability upon exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

    (b) Disposition of Shares. If the Optionee holds Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

12. GOVERNING LAW. This Agreement is governed by the laws of the State of North Carolina.

IN WITNESS WHEREOF, this Agreement is executed this 3rd day of June, 1996.



                                    FLANDERS CORPORATION


                                        /s/ Robert R. Amerson
                                    By: _____________________________________

                                    OPTIONEE:


                                        /s/ Steven K. Clark
                                    By: _____________________________________

                                   EXHIBIT A

                             FLANDERS CORPORATION

                                EXERCISE NOTICE


Flanders Corporation
531 Flanders Filters Road
Washington, North Carolina  27889


    1.    EXERCISE OF OPTION.  Effective as of today, __________________,
199__, the undersigned ("Purchaser") hereby elects to purchase ___shares (the "Shares") of the Common Stock of Flanders Corporation (the "Company") under and pursuant to the Stock Option Agreement dated June 3, 1996 (the "Option Agreement"). The purchase price for the Shares shall be as set forth in the Option Agreement, as adjusted.

    2. DELIVERY OF PAYMENT. Purchaser herewith delivers to the Company the full purchase price for the Shares (either in cash, check or through a Net Exercise as defined in the Option Agreement).

    3. REPRESENTATIONS OF PURCHASER. Purchaser acknowledges that Purchaser has received, read and understood the Option Agreement and agrees to abide by and be bound by its terms and conditions.

    4. RIGHTS AS SHAREHOLDER. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duty authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option.

    5. TAX CONSULTATION. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

    6. ENTIRE AGREEMENT. The Option Agreement is incorporated herein by reference. This Exercise Notice and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof.

Submitted by:                           Accepted By:

OPTIONEE:                               FLANDERS CORPORATION


________________________________        By: ____________________________
Signature


________________________________        Its: _____________________________
Print Name


Address:


________________________________

                                 EXHIBIT 99.12

                            STOCK OPTION AGREEMENT
              between Flanders Corporation and Robert R. Amerson
                               dated June 3, 1996

Neither this Option nor the Common Stock to be issued upon exercise hereof, has been registered under the Securities Act of 1993, as amended (the "Act"), or qualified under any state securities law (the "Law"), and this Option has been, and the Common Stock to be issued upon exercise hereof will be, acquired for investment and not with a view to, or for resale in connection with, any distribution thereof. No such sale or other disposition may be made without an effective registration statement under the Act and qualification under the law related thereto or an opinion of counsel reasonably satisfactory to Flanders Corporation and its counsel, that said registration and qualifications are not required under the Act and Law, respectively.

                             FLANDERS CORPORATION

                            STOCK OPTION AGREEMENT


     This stock option (the "Option" or the "Agreement") is being granted pursuant to certain resolutions of the Board of Directors of Flanders Corporation, dated June 3, 1996.

I.  NOTICE OF STOCK OPTION GRANT

    Optionee:
    Robert R. Amerson

    You have been granted an option to purchase Common Stock of Flanders Corporation (the "Company"). This Option shall be subject to the following terms and conditions:

    Date of Grant:                  June 3, 1996
    Exercise Price Per Share:       $ 7.50
    Number of Shares:               1,000,000
    Type of Option:                 Non-Qualified
    Expiration Date:                June 3, 2001
    Vesting Schedule:

    This Option may be exercised, in whole or in part, subject to the terms of this Agreement, at any time after the Date of Grant and prior to the Expiration Date.

II. AGREEMENT


1. GRANT OF OPTION. The Company hereby grants to the Optionee named in the Notice of Stock Option Grant in Section I of this Agreement, an option (the "Option") to purchase the number of shares ("Shares") as set forth in
Section 1, at the exercise price per share set forth in Section I (the "Exercise Price"), subject to the terms and conditions set forth herein.

2.  EXERCISE OF OPTION.

    (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set forth in Section 1 and the applicable provisions of this Option Agreement. In the event of Optionee's death, disability or other termination of Optionee's employment or consulting relationship, the exercisability of the Option is governed by the applicable provisions of this Option Agreement.

    (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied, if applicable, by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by any applicable aggregate Exercise Price.

3. METHOD OF PAYMENT. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the
Optionee:

    (a)    Cash;

    (b)    Check;

    (c) In lieu of exercising this Option by delivery of cash or check, the Optionee may make a valid Option exercise by electing to receive shares equal to the value of this Option (or the portion thereof being canceled) by surrendering this Option at the principal office of the Company together with the Exercise Notice (a "Net Exercise"), in which event the Company shall transfer to the Optionee a number of Shares computed using the following formula:

             Y (A-B)
        X = ---------
                A

Where   X   =   the number of Option Shares to be issued to such Optionee.

        Y   =   the number of Option Shares purchasable by such Optionee
                under this Option Agreement the rights to which are surrendered pursuant to the Net Exercise.

        A   =   the Fair Market Value of one Option Share (as determined by the average bid and ask price per share of Company Stock as quoted on the OTC Bulletin Board or other national exchange upon which the Company's stock is quoted).

        B   =   the Exercise Price (as adjusted to the date of such
                calculation).

4.  REGISTRATION UNDER THE SECURITIES ACT.

    (a) Piggy-Back Rights. If at any time the Company shall propose to file with the Securities and Exchange Commission (the "Commission") on behalf of the Company or any other stockholder a registration statement under the Securities Act, with respect to any class of security (as defined in Section 3(a)(10) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a registration statement approved by the Board of Directors on Form S-4 or S-8, or such amended or alternative form for Form S-4 or S-8 as the Commission may from time to time require, the Company shall in each case timely notify the Optionee and include in such registration statement any or all of the Option Shares as the Optionee may request within twenty (20) days after the Company's giving of such notice, subject to the conditions set forth herein.

    (b) Demand Rights. Provided that the Company is eligible to file a registration statement on Form S-3, if at any time after the date of this Agreement the Company shall receive from the Optionee a written request that the Company effect a registration on Form S-3 to permit the sale or disposition of the Shares, the Company shall file a registration statement on Form S-3 as expeditiously as possible covering the Shares.

    (c) Duties of Company. In connection with the preparation and filing of a registration statement, the Company agrees to (i) use its best efforts to cause such registration statement to become and remain effective; (ii) furnish to the Optionee such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as Optionee may reasonably request in order to facilitate the disposition of the Shares; and (iii) use its best efforts to register and qualify the shares in such jurisdictions as shall be identified by the Optionee for the distribution of the securities covered by the registration statement.

    (d) Indemnification by Optionee. To the extent permitted by law, Optionee will indemnify and hold harmless the Company, and its directors, officers, employees, agents and representatives, as well as its controlling persons (within the meaning of the

Securities Act) against any losses, claims, damages, liabilities, or expenses, including without limitation, attorneys' fees and disbursements, which arise out of or are based upon any violation by Optionee of the Securities Act, or any rule or regulation promulgated thereunder applicable to Optionee or arise out of or are based upon any untrue statement of any material fact contained in the registration statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission, or alleged omission was made in such registration statement in reliance upon and in conformity with information furnished by Optionee in writing expressly for use in connection with such registration statement.

    (e) Indemnification by Company. To the extent permitted by law, the Company will indemnify and hold harmless Optionee against any losses, claims, damages, liabilities, or expenses, including without limitation attorneys' fees and disbursements, to which Optionee may become subject under the Securities Act to the extent that such losses, claims, damages or liabilities arise out of or are based upon any violation by the Company of the Securities Act, or any rule or regulation promulgated thereunder applicable to the Company, or arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the registration statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with such registration statement; provided, however, that the indemnity agreement contained in this paragraph shall not apply to any loss, damage or liability to the extent that same arises out of or is based upon an untrue statement or omission made in connection with such registration statement in reliance upon and in conformity with information furnished in writing expressly for use in connection with such registration statement by Optionee.

    (f) Undertaking by Optionee. Optionee undertakes to comply with all applicable laws governing the distribution of securities in connection with Optionee's sale of the Shares, and to notify the Company of any changes in Optionee's plan of distribution so that the Company can sticker or amend the registration statement as the Company deems appropriate in its sole discretion.

5. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

6. TERM OF OPTION. This Option shall be exercised within five (5) years from the date hereof, and may be exercised during such term only in accordance with the terms of this Option Agreement.

7. TERMINATION OF OPTION. The Option shall terminate under the following circumstances:

    (a)    The Option shall terminate on the Expiration Date;

    (b) The Option shall terminate three months after the Optionee's termination of employment;

    (c) If the Optionee dies before the Option terminates pursuant to paragraph 6(a) or 6(b), above, the Option shall terminate on the earlier of
(i) the date on which the Option would have lapsed had the Optionee lived and had his employment status (i.e., whether the Participant was employed by the Company on the date of his death or had previously terminated employment) remained unchanged; or (ii) 15 months after the date of the Optionee's death. Upon the Optionee's death, any exercisable Options may be exercised by the Optionee's legal representative or representatives, by the person or persons entitled to do so under the Optionee's last will and testament, or, if the Optionee shall fail to make testamentary disposition of the Option or shall die intestate, by the person or persons entitled to receive said Option under the applicable laws of descent and distribution.

8.  DILUTION PROTECTION.

    (a) In the event the Company shall (i) declare a dividend on its Common Stock in shares of Common Stock or make a distribution in shares of Common Stock, (ii) declare a stock split or reverse stock split of its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities (including any such reclassification in connection with a consolidation or merger in which the Company or any of its subsidiaries is the continuing corporation), then the number of shares of Common Stock of the Company, deliverable to Optionee hereunder and the Exercise Price related thereto shall be adjusted so that the Optionee shall be entitled to receive the kind and number of shares of Common Stock of the Company which the Optionee has the right to receive, upon the happening of any of the events described above, with respect to the shares of the Company Stock which were otherwise deliverable pursuant hereto. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event;

    (b) Whenever the number of Shares or the Exercise Price of this Option is adjusted pursuant to this paragraph, the Company shall promptly mail by first class mail, postage prepaid, to Optionee, notice of such adjustment or adjustments.

9. AVAILABILITY OF COMPANY STOCK. The Company hereby agrees and covenants that at all times during the Exercise Period it shall reserve for issuance a sufficient number of shares of Common Stock as would be required upon full exercise of the rights represented by this Agreement.

10. NO RIGHT TO EMPLOYMENT. Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate the Optionee's employment at any time, nor confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary.

11. TAX CONSEQUENCES. Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

    (a) Exercising the Option. The Optionee may incur regular federal income tax liability upon exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

    (b) Disposition of Shares. If the Optionee holds Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

12. GOVERNING LAW. This Agreement is governed by the laws of the State of North Carolina.

IN WITNESS WHEREOF, this Agreement is executed this 3rd day of June, 1996.



                                        FLANDERS CORPORATION


                                        By: ___________________________________

                                        OPTIONEE:


                                        By: ___________________________________

                                   EXHIBIT A

                             FLANDERS CORPORATION

                                EXERCISE NOTICE

Flanders Corporation
531 Flanders Filters Road
Washington, North Carolina  27889


    1.    EXERCISE OF OPTION.  Effective as of today, __________________,
199__, the undersigned ("Purchaser") hereby elects to purchase ___ shares (the "Shares") of the Common Stock of Flanders Corporation (the "Company") under and pursuant to the Stock Option Agreement dated June 3, 1996 (the "Option Agreement"). The purchase price for the Shares shall be as set forth in the Option Agreement, as adjusted.

    2. DELIVERY OF PAYMENT. Purchaser herewith delivers to the Company the full purchase price for the Shares (either in cash, check or through a Net Exercise as defined in the Option Agreement).

     3. REPRESENTATIONS OF PURCHASER. Purchaser acknowledges that Purchaser has received, read and understood the Option Agreement and agrees to abide by and be bound by its terms and conditions.

    4. RIGHTS AS SHAREHOLDER. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duty authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option.

    5. TAX CONSULTATION. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

    6. ENTIRE AGREEMENT. The Option Agreement is incorporated herein by reference. This Exercise Notice and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof.

Submitted by:                           Accepted By:

OPTIONEE:                               FLANDERS CORPORATION


________________________________        By: ____________________________
Signature


________________________________        Its: _____________________________
Print Name


Address:


________________________________